Exhibit 12



                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH                 WASHINGTON
                             36 SOUTH CHARLES STREET                NEW YORK
                         Baltimore, Maryland 21201-3018           PHILADELPHIA
                             410-539-2530                            EASTON
                           FAX: 410-539-0489



                                 March 20, 1998






Marketvest Funds, Inc.
Marketvest Funds
Federated Investors Tower
Pittsburgh, Pennsylvania  15222-3779

ARK Funds
One Freedom Valley Drive
Oaks, Pennsylvania  19456

         Re:  Reorganization of Marketvest Funds into  ARK Funds
              --------------------------------------------------
Ladies and Gentlemen:

     We have acted as special counsel to ARK Funds, a Massachusetts business trust ("ARK Funds"), Marketvest Funds, Inc., a Maryland corporation ("Marketvest Corp."), and Marketvest Funds, a Massachusetts business trust ("Marketvest Trust"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization, dated as of January 15, 1998 (the "Reorganization Agreement"), by and among ARK Funds, Marketvest Corp. and Marketvest Trust, providing, among other things, for the transfer by each of the following separately designated series of Marketvest Corp. or Marketvest Trust:

                 Series                                         Company

Marketvest Short-Term Bond Fund                                Marketvest Corp.
Marketvest Intermediate U.S. Government Bond Fund              Marketvest Corp.
Marketvest Pennsylvania Intermediate Municipal Bond            Marketvest Trust
Marketvest Equity Fund                                         Marketvest Corp.
Marketvest International Equity Fund                           Marketvest Trust

(each an "Acquired Fund") of all of its assets to the separately designated series of Ark Funds identified as a Corresponding Acquiring Fund in the table below:
             Acquired Fund                         Corresponding Acquiring Fund

Marketvest Short-Term Bond Fund              ARK Short-Term Bond Portfolio
Marketvest Intermediate U.S.                 ARK U.S. Government Bond Portfolio
  Government Bond Fund
Marketvest Pennsylvania Intermediate         ARK Pennsylvania Tax-Free Portfolio
  Municipal Bond Fund
Marketvest Equity Fund                       ARK Value Equity Portfolio
Marketvest International Equity Fund         ARK International Equity Selection
                                              Portfolio

in exchange for a certain number of shares of the Institutional Class of the Corresponding Acquiring Fund ("Corresponding Acquiring Fund Shares") and the assumption by the Corresponding Acquiring Fund of certain specified liabilities of the Acquired Fund (the "Stated Liabilities").

     This opinion is delivered pursuant to section 4.3(a) of the Reorganization Agreement. All capitalized terms used herein, unless otherwise specified, shall have the meanings ascribed to them in the Reorganization Agreement.

     In rendering our opinions, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, statements and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Reorganization Agreement, the Proxy Statement/Prospectus and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. Our opinions assume, among other things, the accuracy as of the date hereof, and the accuracy as of the applicable Closing Date, of such facts, information, covenants, statements and representations, as well as an absence of any change in the foregoing that are material to such opinions between the date hereof and the applicable Closing Date.

     We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed that the transactions related to the asset transfers or contemplated by the Reorganization Agreement will be consummated at the applicable Closing Date in accordance with the Reorganization Agreement and as described in the Proxy Statement/Prospectus. In addition, our opinion is expressly conditioned on, among other things, the accuracy as of the date hereof, and continuing accuracy as of the applicable Closing Date, of statements and representations contained in certain officer and shareholder certificates.

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

     In rendering our opinion, we have considered the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder by the Treasury Department (the
"Regulations"), pertinent judicial authorities, rulings of the U.S. Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that such Code, Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the authorities upon which our opinion is based could affect our conclusions stated herein. In addition, there can be no assurance that the Internal Revenue Service would not take a position contrary to that which is stated in this opinion.

     Based upon and subject to the foregoing, we are of the opinion that, for United States federal income tax purposes:

                    (i) the transfer by each Acquired Fund of all of its assets to the Corresponding Acquiring Fund in exchange for Institutional Class shares of the Corresponding Acquiring Fund and the assumption of the Stated Liabilities, and the distribution of such shares to the shareholders of the Acquired Fund, as provided in the Reorganization Agreement, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code and each such Fund will be a "a party to a reorganization" within the meaning of Section 368(b) of the Code;

                    (ii) no  gain or  loss will be  recognized by  the  Acquired
         Fund on the transfer of its assets to the Corresponding Acquiring Fund in exchange for the Corresponding Acquiring Fund Shares and the assumption of the Stated Liabilities of the Acquired Fund, and no
         gain or loss will be recognized by the Acquired Fund on the distribution of the Corresponding Acquiring Fund Shares to the Acquired Fund Shareholders;

                    (iii) no gain or loss will be recognized by the Corresponding Acquiring Fund upon the receipt of the assets of the Acquired Fund in exchange for the Corresponding Acquiring Fund Shares and the assumption of the Stated Liabilities;

                    (iv) the adjusted basis of each asset of the Acquired Fund in the hands of the Corresponding Acquiring Fund will be the same as the adjusted basis of such asset in the hands of the Acquired Fund immediately prior to the Reorganization;

                    (v) the holding period of each asset of the Acquired Fund in the hands of the Corresponding Acquiring Fund will include the holding period of such asset in the hands of the Acquired Fund immediately prior to the Reorganization;

                    (vi) no gain or loss will be recognized by the Acquired Fund Shareholders upon the receipt of the Corresponding Acquiring Fund Shares (including fractional shares) solely in exchange for shares of the Acquired Fund;

                    (vii) the adjusted basis of the Corresponding Acquiring Fund Shares (including fractional shares) received by each Acquired Fund Shareholder will be the same as the adjusted basis of the shares of the Acquired Fund surrendered in exchange therefor; and

                    (viii) the holding period of the Corresponding Acquiring Fund Shares (including fractional shares) received by each Acquired Fund Shareholder will include the holding period of the shares of the Acquired Fund surrendered in exchange therefor, provided that such shares were held as a capital asset in the hands of the Acquired Fund Shareholder on the date of the exchange.

     In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities Exchange Commission thereunder.


                                                     Very truly yours,





                                                     Piper & Marbury L.L.P.

                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH                  WASHINGTON
                             36 SOUTH CHARLES STREET                 NEW YORK
                         Baltimore, Maryland 21201-3018            PHILADELPHIA
                                   410-539-2530                       EASTON
                              FAX: 410-539-0489



                                              March 27, 1998
Marketvest Funds, Inc.
Marketvest Funds
Federated Investors Tower
Pittsburgh, Pennsylvania  15222-3779

ARK Funds
One Freedom Valley Drive
Oaks, Pennsylvania  19456

         Re:  Reorganization of Marketvest Funds into ARK Funds
              -------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to ARK Funds, a Massachusetts business trust ("ARK Funds"), Marketvest Funds, Inc., a Maryland corporation ("Marketvest Corp."), and Marketvest Funds, a Massachusetts business trust ("Marketvest Trust"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization, dated as of January 15, 1998 (the "Reorganization Agreement"), by and among ARK Funds, Marketvest Corp. and Marketvest Trust, providing, among other things, for the transfer by each of the following separately designated series of Marketvest Corp. or Marketvest Trust:

          Series                                                 Company

Marketvest Short-Term Bond Fund                                Marketvest Corp.
Marketvest Intermediate U.S. Government Bond Fund              Marketvest Corp.
Marketvest Pennsylvania Intermediate Municipal Bond            Marketvest Trust
Marketvest Equity Fund                                         Marketvest Corp.
Marketvest International Equity Fund                           Marketvest Trust

(each an "Acquired Fund") of all of its assets to the separately designated series of Ark Funds identified as a Corresponding Acquiring Fund in the table below:

        Acquired Fund                     Corresponding Acquiring Fund

Marketvest Short-Term Bond Fund     ARK Short-Term Bond Portfolio
Marketvest Intermediate             ARK U.S. Government Bond Portfolio
 U.S. Government Bond Fund
Marketvest Pennsylvania             ARK Pennsylvania Tax-Free Portfolio
 Intermediate Municipal Bond Fund
Marketvest Equity Fund              ARK Value Equity Portfolio
Marketvest International            ARK International Equity Selection Portfolio
 Equity Fund

in exchange for a certain number of shares of the Institutional Class of the Corresponding Acquiring Fund ("Corresponding Acquiring Fund Shares") and the assumption by the Corresponding Acquiring Fund of certain specified liabilities of the Acquired Fund (the "Stated Liabilities").

     In such capacity, we delivered an opinion (the "Opinion Letter") dated March 20, 1998 to pursuant to Section 4.3(a) of the Reorganization Agreement. We hereby confirm such opinion as if given on the date hereof, subject to the same limitations and qualifications expressed in the Opinion Letter.


                                                     Very truly yours,





                                                     Piper & Marbury L.L.P.
















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